UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2020

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

6862 Elm Street, Suite 320

McLean, VA 22101

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AI	NYSE
7.00% Series B Cumulative Perpetual Redeemable Preferred Stock	AI PrB	NYSE
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AI PrC	NYSE
6.625% Senior Notes due 2023	AIW	NYSE
6.75% Senior Notes due 2025	AIC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The purpose of this Current Report on Form 8-K is to file opinions of Hunton Andrews Kurth LLP relating to the legality of Arlington Asset Investment Corp.’s (the “Company”) shares of (i) Class A common stock, par value $0.01 per share, in connection with the Company’s filing of a prospectus supplement dated February 26, 2020 and (ii) 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share, in connection with the Company’s filing of a prospectus supplement dated February 26, 2020. The new prospectus supplements were filed as a result of the Company’s filing with the SEC of a new registration statement on Form S-3, as amended (File No. 333-235885), which became effective on February 20, 2020. A copy of the opinions of Hunton Andrews Kurth LLP are filed herewith as Exhibit 5.1(a) and Exhibit 5.1(b) to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.  The following exhibits are being filed herewith:

Exhibit No.	Description
5.1(a)	Opinion of Hunton Andrews Kurth LLP regarding the legality of the shares of Class A Common Stock.
5.1(b)	Opinion of Hunton Andrews Kurth LLP regarding the legality of the shares of 7.00% Series B Cumulative Redeemable Preferred Stock.
23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1(a)).
23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1(b)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.
Date: February 26, 2020	By:	/s/ Richard E. Konzmann
	Name:	Richard E. Konzmann
	Title:	Executive Vice President, Chief Financial Officer and Treasurer